   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1997

                                                      REGISTRATION NO. 333-35261
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-3
                            ------------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          AMERICAN ECOLOGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                      95-3889638
       (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                                 805 WEST IDAHO
                                   SUITE 200
                            BOISE, IDAHO 83702-8916
                                 (208) 331-8400
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            PHILLIP K. CHATTIN, ESQ.
                                GENERAL COUNSEL
                          AMERICAN ECOLOGY CORPORATION
                                 805 WEST IDAHO
                                   SUITE 200
                            BOISE, IDAHO 83702-8916
                            ------------------------
                                   COPIES TO:
                              LARRY D. BLUST, ESQ.
                                 JENNER & BLOCK
                                 ONE IBM PLAZA
                            CHICAGO, ILLINOIS 60611
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]
    If any of the securities being registered on this form are to offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 162(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
   TITLE OF EACH CLASS OF       AMOUNT TO BE      AGGREGATE PRICE PER     AGGREGATE OFFERING      REGISTRATION
 SECURITY TO BE REGISTERED       REGISTERED             UNIT(1)                PRICE(1)              FEE(1)
-----------------------------------------------------------------------------------------------------------------
Rights......................     $8,379,813               --                      --                   --
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
  per share.................     $8,379,813              $1.00                $8,379,813            $2,485.02
=================================================================================================================

(1) Estimated solely for purposes of determining the registration fee.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY THE EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC Filing Fees.............................................  $  2,485
Legal Fees and Expenses.....................................    40,000
Accounting Fees and Expenses................................     6,500
Printing and Engraving Fees.................................    13,000
Registrar, Subscription Agent and Information Agent Fees and
  Distribution Costs........................................    50,000
Stock Exchange Listing Fees.................................    17,500
Miscellaneous...............................................    12,000
                                                              --------
     Total Expenses.........................................  $141,485
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides for indemnification of directors and officers against claims and liabilities against them in their capacities as such. Article Seventh of the Restated Certificate of Incorporation of the Company provides for indemnification of the Company's officers and directors to the fullest extent allowed by Delaware law.

ITEM 16. EXHIBITS


     The exhibits listed on the Exhibit Index on page II-4 of this Registration Statement have been previously filed, are filed herewith, will be filed by amendment or are incorporated herein by reference to other filings.


ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

          (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.



     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of the appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on December 30, 1997.


                                          AMERICAN ECOLOGY CORPORATION

                                          By:      /s/ JACK K. LEMLEY

                                            ------------------------------------
                                                       Jack K. Lemley
                                                   Chairman of the Board,
                                                Chief Executive Officer and
                                                          President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                   TITLE                      DATE
                   ---------                                   -----                      ----
               /s/ JACK K. LEMLEY                 Chairman of the Board, Chief      December 30, 1997
------------------------------------------------  Executive Officer, President and
                 Jack K. Lemley                   Director

              /s/ ROBERT S. THORN                 Chief Accounting Officer          December 30, 1997
------------------------------------------------
                Robert S. Thorn

                       *                          Director                          December 30, 1997
------------------------------------------------
              Rotchford L. Barker

                       *                          Director                          December 30, 1997
------------------------------------------------
                Paul C. Bergson

                       *                          Director                          December 30, 1997
------------------------------------------------
               Keith D. Bronstein

                       *                          Director                          December 30, 1997
------------------------------------------------
                 Edward F. Heil

                       *                          Director                          December 30, 1997
------------------------------------------------
                 Paul F. Schutt

                       *                          Director                          December 30, 1997
------------------------------------------------
                John J. Scoville


*By:  /s/ PHILLIP K. CHATTIN

     ----------------------------
         Phillip K. Chattin,
           Attorney in Fact

                                LIST OF EXHIBITS


                                                                               SEQUENTIALLY
EXHIBIT NO.                            DESCRIPTION                             NUMBERED PAGE
-----------                            -----------                             -------------

     4.1*      Specimen Common Stock Certificate
     4.2*      Form of Subscription Certificate
     4.3*      Form of Subscription Agent Agreement
     5.1       Opinion of Jenner & Block as to legality of Common Stock
               being registered
    23.1*      Consent of Balukoff, Lindstrom & Co., P.A.
    23.2*      Consent of Arthur Andersen LLP
    23.3*      Consent of Jenner & Block (incorporated in opinion filed as
               Exhibit 5.1)
    24.1*      Power of Attorney
    99.1*      Instructions to Shareholders re Subscription Certificate


-------------------------
*Previously filed